EXHIBIT 99.01
Glu Mobile Reports First Quarter 2007 Financial Results
•	First quarter 2007 revenues of $15.7 million, a 94% increase over the first quarter of 2006
     SAN MATEO, CA — May 2, 2007 — Glu Mobile Inc. (NASDAQ: GLUU) today announced financial results for the first quarter ended March 31, 2007. Glu reported first quarter consolidated revenue on a GAAP basis of $15.7 million, an increase of 94 percent from the first quarter of 2006. Including the pro forma effects for iFone which was acquired on March 29, 2006 as if it had been acquired at the beginning of fiscal 2006, the Company’s revenue grew 50% on a year over year basis during the first quarter 2007.
          The GAAP net loss in the first quarter of 2007 was $(764,000) compared to a GAAP net loss of $(3.5) million in the first quarter of 2006. GAAP net loss attributable to common stockholders in the first quarter of 2007, including a $3.1 million non-cash, non-recurring dividend for warrants issued to pre-existing preferred stockholders of the Company, was $(3.9) million, or $(0.59) per basic and diluted common share, compared to a GAAP net loss attributable to common stockholders of $(3.5) million, or $(0.76) per basic and diluted common share, in the first quarter of 2006.
          First quarter 2007 non-GAAP net loss was $(577,000), or $(0.09) per basic and diluted common share, which excludes gain on sale of assets of $1.0 million, amortization of intangible assets of $619,000, stock-based compensation charges of $608,000 as well as the $3.1 million non-cash, non-recurring deemed dividend. A reconciliation of the non-GAAP net loss and EPS to net loss and EPS on a GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Balance Sheets.
          Glu’s top ten titles represented approximately 57 percent of revenue in the first quarter of 2007, which was down slightly from 58 percent of revenue in the first quarter a year ago. The average revenue per top ten title was $890,000, an increase of 89 percent compared to $472,000 in the first quarter of last year. New titles released in the first quarter of 2007 included Project Gotham Racing® Mobile, Centipede® and Brain Genius™.

          On March 21, 2007, Glu completed its initial public offering of 7,300,000 shares. Net proceeds to Glu from the offering after discounts and expenses were approximately $75 million.
          “We enter the public markets coming off a strong first quarter, and our world-class licensing partnerships and solid distribution network of carriers continue to drive our momentum,” said Greg Ballard, Glu’s chief executive officer. “As rapid growth of next generation handsets and advanced networks propel consumer adoption, we believe our position as the industry’s largest truly independent mobile publisher will allow us to further our lineup of award-winning games that reach the more than one billion mobile subscribers around the world served by our more than 150 wireless carriers and other distributors.”
          Rocky Pimentel, chief financial officer, said, “We delivered a solid performance in our first quarter completed as a public company. We believe we are at the forefront of a large opportunity in the mobile gaming market, and with our balance sheet significantly bolstered by the proceeds from our IPO, we are well-positioned to drive forward with our long term growth strategy to build the world’s leading mobile games company.”
Business Outlook
The following forward-looking statements reflect expectations as of May 2, 2007. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; carriers’ and distributors’ marketing to consumers; carriers’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu’s products; competition in the industry; changes in foreign exchange rates; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.
Second Quarter Expectations — Ending June 30, 2007:
•	GAAP revenue is expected to be between $16.1 million and $16.6 million

•	Gross margin excluding amortization is expected to be between 70 percent and 71 percent

•	GAAP net loss is expected to be between $(1.0) million and $(1.5) million, or $(0.03) and $(0.05) per share; weighted average common shares outstanding for the second quarter of 2007 is expected to be approximately 29.0 million basic and 31.0 million diluted

•	Non-GAAP net income is expected to be between breakeven and $500,000, or $0.00 and $0.02 per share, which excludes $618,000 for amortization of intangibles and approximately $1.0 million of anticipated stock-based compensation
Full Year Expectations — Year Ending December 31, 2007:
•	GAAP revenue is expected to be between $68 million and $70 million

•	GAAP net loss, excluding $3.1 million for non-cash, non-recurring deemed dividend, is expected to be between $(2.9) million and $(3.9) million, or $(0.12) and $(0.16) per share; weighted average common shares outstanding for the year-ended December 31, 2007 is expected to be approximately 24.0 million basic and 29.0 million diluted

•	Non-GAAP net income is expected to be between $1.7 million and $2.7 million, or $0.06 and $0.09 per share, which excludes $2.3 million for amortization of intangibles, approximately $4.3 million of anticipated stock-based compensation, $1.0 million for gain on sale of assets and $3.1 million for non-cash, non-recurring deemed dividend
Quarterly Conference Call
Glu will discuss its quarterly results via teleconference at 4:30 p.m. (ET) today, May 2, 2007. To access the call, please dial (866) 314-4483, or outside the U.S. (617) 213-8049, at least five minutes prior to the start time. A passcode 38959023 is required. An audio webcast of the call will also be available at www.glu.com. You may access a replay of today’s call from 6:30 p.m. (ET) on May 2, 2007 until midnight (ET) May 16, 2007 by dialing (888) 286-8010, or (617) 801-6888, with the replay passcode 87711219. A replay of today’s call will also be available on the company website at www.glu.com, under the Investor Webcasts menu.

Use of Non-GAAP Financial Measures
To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s statement of operations:
•	Acquired in-process technology

•	Amortization of intangibles

•	Stock-based compensation

•	Gain on sale of assets
Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. For example, Glu has excluded the $3.1 million non-cash, non-recurring deemed dividend for non-GAAP financial measures.
Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP.

Cautions Regarding Forward Looking Statements
This news release contains forward-looking statements, including those regarding Glu’s “Business Outlook” (“Second Quarter Expectations — Ending June 30, 2007” and “Full Year Expectations — Year Ending December 31, 2007”); Glu’s belief regarding growth of next generation handsets and advanced networks; Glu’s belief that its position as the industry’s largest truly independent mobile publisher will allow it to further our world class line-up of award-winning games; Glu’s belief that it is at the forefront of a large opportunity in the mobile gaming market; and Glu’s belief that with its balance sheet significantly bolstered by the proceeds from its IPO, it is well-positioned to drive forward with its long term growth strategy to build the world’s leading mobile games company. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook”; the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that the company’s recently and newly launched games are less popular than anticipated; the risk that our newly released games of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; the risk that the company’s growth will be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the final prospectus for Glu’s initial public offering filed with the Securities and Exchange Commission under Rule 424(b)(4) (Registration No. 333-139493). Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
About Glu Mobile
Glu (Nasdaq: GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from Atari, Harrah’s, Hasbro, Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, California and has offices in London, Hong Kong, France, Germany and Brazil. Consumers can find high quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

Glu Mobile, Glu, Super K.O. Boxing, Stranded, Brain Genius and the ‘g’ character logo are trademarks of Glu Mobile. Project Gotham Racing is based on the Xbox and Xbox 360 video games developed by Bizarre Creations and released by Microsoft Game Studios. www.projectgothamracing3.com. Microsoft, PGR, Project Gotham Racing, Xbox, Xbox 360 and Windows Mobile are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other trademarks are property of their respective owner.

Glu Mobile Inc. Consolidated Balance Sheets (in thousands, except per share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS:
Cash and cash equivalents	$71,501	$3,823
Short-term investments	5,500	8,750
Accounts receivable, net	15,524	14,448
Prepaid royalties	4,858	3,501
Prepaid expenses and other current assets	596	853

Total current assets	97,979	31,375

Property and equipment, net	3,659	3,480
Prepaid royalties	2,549	1,417
Intangible assets, net	4,355	4,974
Goodwill	38,787	38,727
Other non-current assets	994	1,826

Total assets	$148,323	$81,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT):
Accounts payable	$6,763	$5,394
Accrued liabilities	240	1,048
Accrued compensation	1,627	2,013
Accrued royalties	9,221	7,030
Accrued restructure	—	36
Deferred revenue	304	178
Current portion of long-term debt	13	4,339

Total current liabilities	18,168	20,038
Other long term liabilities	2,259	1,343
Loans and capital lease — non current	—	7,245
Preferred stock warrant liability	—	1,995

Total liabilities	20,427	30,621

Redeemable convertible preferred stock	—	76,363

Common stock	3	1
Additional paid-in capital	176,734	19,894
Deferred stock based compensation	(309)	(388)
Accumulated other comprehensive income	1,339	1,285
Accumulated deficit	(49,871)	(45,977)

Stockholders’ equity/(deficit)	127,896	(25,185)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$148,323	$81,799

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(unaudited)

Revenues	$15,698	$8,073

Cost of revenues:
Royalties	4,292	2,538
Impairment of prepaid royalties and guarantees	—	60
Amortization of intangible assets	552	118

Total cost of revenues	4,844	2,716

Gross profit	10,854	5,357

Operating expenses
Research and development	4,713	3,189
Sales and marketing	3,075	2,202
General and administrative	4,009	1,852
Amortization of intangible assets	67	154
Acquired in-process research and development	—	1,500
Gain on sale of assets	(1,040)	—

Total operating expenses	10,824	8,897

Income/(loss) from operations	30	(3,540)

Interest and other income/(expense), net:
Interest income	166	195
Interest expense	(847)	(2)
Other income/(expense), net	159	(41)

Interest and other income/(expense), net	(522)	152

Loss before income taxes	(492)	(3,388)
Income tax (provision)	(272)	(106)

Net loss	(764)	(3,494)
Accretion to preferred stock	(17)	(19)
Deemed dividend	(3,130)	—

Net loss attributable to common stockholders	$(3,911)	$(3,513)

Net loss per share attributable to common stockholders — basic and diluted:
Net loss	(0.12)	(0.75)
Accretion to preferred stock	—	(0.01)
Deemed dividend	(0.47)	—

Net loss per share attributable to common stockholders — basic and diluted	$(0.59)	$(0.76)

Weighted average common shares outstanding	6,682	4,597

Stock-based compensation expense included in:
Research and development	$95	$33
Sales and marketing	97	27
General and administrative	416	207

Total stock-based compensation	$608	$267

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

	Three Months Ended
	March 31, 2007
	(Unaudited)
	GAAP	Adjustments	Non-GAAP

Revenue	$15,698	—	$15,698
Royalties	4,292	—	4,292
Amortization of intangible assets	552	(552)	—

Total cost of revenues	4,844	(552)	4,292

Gross profit	10,854	552	11,406

Research and development	4,713	(95)a	4,618
Sales and marketing	3,075	(97)a	2,978
General and administrative	4,009	(416)a	3,593
Amortization of intangible assets	67	(67)	—
Gain on sale of assets	(1,040)	1,040	—

Total operating expenses	10,824	365	11,189

Reconciliation of operating income, net loss and net loss per share:
Income from operations	30	187	217
Net loss	(764)	187	(577)
Non-GAAP net loss per share, excluding deemed dividend — basic and diluted	(0.12)	0.03	(0.09)
Shares used in computing basic and diluted net loss per share	6,682	6,682	6,682
a - Excluded amount represents stock-based compensation expense

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

	Three Months Ended
	March 31, 2006
	(Unaudited)
	GAAP	Adjustments	Non-GAAP

Revenue	$8,073	—	$8,073
Royalties	2,538	—	2,538
Impairment of prepaid royalties and guarantees	60	—	60
Amortization of intangible assets	118	(118)	—

Total cost of revenues	2,716	(118)	2,598

Gross profit	5,357	118	5,475

Research and development	3,189	(33)a	3,156
Sales and marketing	2,202	(27)a	2,175
General and administrative	1,852	(207)a	1,645
Amortization of intangible assets	154	(154)	—
Acquired in-process research and development	1,500	(1,500)	—

Total operating expenses	8,897	(1,921)	6,976

Reconciliation of operating loss, net loss and net loss per share:
Loss from operations	(3,540)	2,039	(1,501)
Net loss	(3,494)	2,039	(1,455)
Non-GAAP net loss per share — basic and diluted	(0.76)	0.44	(0.32)
Shares used in computing basic and diluted net loss per share	4,597	4,597	4,597
a - Excluded amount represents stock-based compensation expense

Use of Non-GAAP Financial Measures
In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:
Acquired in-process technology. Glu recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with the acquisition of iFone. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.
In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. Glu adopted SFAS 123(R), “Share-Based Payment” beginning in its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.
Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123(R), “Share-Based Payment” beginning with its fiscal year ending December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.
In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Press contact:
Glu Mobile
Nicole Kennedy
650-532-2488
nicole.kennedy@glu.com
Investor Relations Contact:
The Blueshirt Group
Todd Friedman or Stacie Bosinoff
415-217-7722
todd@blueshirtgroup.com
stacie@blueshirtgroup.com